UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

October 7, 2026

Date of Report (Date of earliest event reported)

STREAMEX CORP.

(Exact name of registrant as specified in its charter)

Delaware	001-38659	26-4333375
(State of incorporation)	(Commission File Number)	(I.R.S. Employer Identification Number)

165 Lincoln Ave FL 2

Winter Park, Florida 32789

(Address of principal executive offices) (Zip Code)

(203) 409-5444

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.001 per share	STEX	The NASDAQ Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 3.01. Notice of Delisting or Failure to Satisfy a Continued Listing Rule or Standard; Transfer of Listing.

On October 7, 2026, Streamex Corp. (the “Company”) received a letter (the “Notice”) from the Nasdaq Listing Qualifications staff (the “Staff”) of The Nasdaq Stock Market LLC (“Nasdaq”) notifying the Company that, based upon the closing bid price of the Company’s common stock for the 30 consecutive business days from August 25, 2026 through October 6, 2026, the Company is not in compliance with the minimum bid price requirement for continued listing on The Nasdaq Capital Market as set forth in Nasdaq Listing Rule 5550(a)(2) (the “Minimum Bid Price Requirement”). Nasdaq Listing Rule 5550(a)(2) requires listed securities to maintain a minimum bid price of $1.00 per share.

Under Nasdaq Listing Rule 5810(c)(3)(A), the Company has been provided a compliance period of 180 calendar days, or until April 5, 2027, to regain compliance with the Minimum Bid Price Requirement. To regain compliance, the closing bid price of the Company’s common stock must be at least $1.00 per share for a minimum of ten consecutive business days during the compliance period, unless the Staff exercises its discretion to require a longer period. If the Company chooses to implement a reverse stock split to regain compliance, it must complete the reverse stock split no later than ten business days prior to April 5, 2027. In addition, if during the compliance period the closing bid price of the Company’s common stock is $0.10 or less for ten consecutive trading days, Nasdaq will issue a Staff Delisting Determination.

If the Company does not regain compliance by April 5, 2027, the Company may be eligible for an additional 180-calendar-day compliance period, provided that it meets the continued listing requirement for the market value of publicly held shares and all other applicable initial listing standards for The Nasdaq Capital Market, other than the bid price requirement, and provides written notice to Nasdaq of its intention to cure the deficiency during the second compliance period, including, if necessary, by effecting a reverse stock split. If the Company is not eligible for an additional compliance period or does not regain compliance within the applicable compliance period, Nasdaq will provide notice that the Company’s common stock will be subject to delisting. Any such delisting determination may be appealed to a Nasdaq Hearings Panel in accordance with applicable Nasdaq Listing Rules.

The Notice has no immediate effect on the listing or trading of the Company’s common stock, which will continue to be listed and traded on The Nasdaq Capital Market under the symbol “STEX,” subject to the Company’s compliance with the other continued listing requirements of The Nasdaq Capital Market. The Company intends to actively monitor the closing bid price of its common stock and will consider available options to regain compliance with the Minimum Bid Price Requirement. There can be no assurance that the Company will regain compliance with the Minimum Bid Price Requirement within the applicable compliance period.

Forward-Looking Statements

This Current Report on Form 8-K contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995, including, but not limited to, statements regarding the Company’s compliance with the Nasdaq Listing Rules, the Company’s ability to regain compliance with Nasdaq Listing Rule 5550(a)(2), including through a possible stock split, eligibility for an additional 180 calendar-day compliance period, and the ability of the Company to cure its deficiency to continue to list its common stock on The Nasdaq Capital Market. These statements are based on current expectations and assumptions subject to risks and uncertainties beyond the Company’s control, and actual results may differ materially, including as a result of market conditions, regulatory developments, and macroeconomic factors affecting digital asset markets. A discussion of these and other factors is set forth in the Company’s filings with the Securities and Exchange Commission, including its most recent Annual Report on Form 10-K and subsequent Quarterly Reports on Form 10-Q and Current Reports on Form 8-K. The Company undertakes no obligation to update any forward-looking statements except as required by law.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits

Exhibit Number	Description
104	Cover Page Interactive Data File (formatted as Inline XBRL).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: October 9, 2026	STREAMEX CORP.

	By:	/s/ Karl Henry McPhie
	Name:	Karl Henry McPhie
	Title:	Chief Executive Officer